UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2024

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Convertible Note

On November 5, 2024, Agrify Corporation (the “Company”) issued a Secured Convertible Note (the “Note”) to RSLGH, LLC (the “Investor”), a subsidiary of Green Thumb Industries Inc. (“Green Thumb”).

The Note is a secured obligation of the Company and will rank senior to all indebtedness of the Company except for certain indebtedness set forth in the Note. The Note will mature on November 5, 2025 (the “Maturity Date”) and will contain a 10.0% annualized interest rate, with interest to be paid on the first calendar day of each September and March while the Note is outstanding, in cash, beginning January 1, 2025. The principal amount of the Note will be payable on the Maturity Date.

The Note imposes certain customary affirmative and negative covenants upon the Company, including covenants relating to corporate existence, indebtedness, liens, distributions, affiliate transactions, and issuance of other notes. If an event of default under the Note occurs, the Investor can elect to redeem the Note for cash equal to the then-outstanding principal amount of the Note (or such lesser principal amount accelerated by the Investor), plus accrued and unpaid interest, including default interest, which accrues at a rate per annum equal to 14% from the date of a default or event of default, or, only in connection with certain events of default.

If the Investor elects to convert the Note, the conversion price per share will be $3.158, subject to customary adjustments for certain corporate events. The conversion of the Note will be subject to certain customary conditions and the receipt of stockholder approval to the extent necessary under Nasdaq listing rules.

The foregoing summary of the Note does not purport to be complete, and is qualified in its entirety by reference to a copy of the Note that is filed as Exhibit 4.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Note is incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Items 1.01 of this Current Report on Form 8-K regarding the issuance of the Note and the shares of common stock issuable upon conversion of the Note is incorporated herein by reference into this Item 3.02.

The Note and the shares of common stock underlying the Note (collectively, the “Securities”) were, and will be, offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investor is an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock, notes, or any other securities of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Chief Executive Officer

On November 5, 2024, immediately following the issuance of the Note (the “Effective Time”), Raymond Chang resigned as a member of the Board of Directors (the “Board”) of the Company and any subsidiaries and as President and Chief Executive Officer of the Company, and I-Tseng Jenny Chan resigned as a member of the Board. Mr. Chang’s and Ms. Chan’s resignations did not result from any disagreement regarding the Company’s operations, policies or practices.

Appointment of Directors

At the Effective Time, the Board appointed Benjamin Kovler as a member of the Board and Chairman and appointed Armon Vakili and Richard Drexler as members of the Board.

Mr. Kovler, age 46, founded Green Thumb in 2014. He has been Chairman of Green Thumb since 2014 and Chief Executive Officer of Green Thumb from 2014 through year-end 2017 and since August 2018. Mr. Kovler is frequently featured as a cannabis industry thought leader in media outlets such as Bloomberg, Barron’s, Business Insider, CNBC and Forbes. He previously served on the boards of directors of Springbig, Inc., a cannabis marketing platform from January 2018 until December 2022, and The Cann + Botl Company, a privately held cannabis-infused beverage company, from December 2020 to December 2022. He is also co-founder of Invest For Kids, a not-for-profit organization that hosts an annual investment ideas conference to benefit underserved young people in Chicago. Founded in 2009, Invest For Kids has raised nearly $18 million, 100% of which has supported over 75 organizations dedicated to improving the lives of Chicago’s youth. Mr. Kovler brings his extensive experience managing complex operating companies and deep commitment to philanthropy. He earned a Bachelor of Arts in philosophy, politics and economics from Pomona College and a Master of Business Administration in accounting and finance from The University of Chicago.

Mr. Vakili, age 33, has served as Vice President of Mergers, Acquisitions, and Partnerships at Green Thumb since 2017 and is involved in all external investments and strategic developments. Prior to joining Green Thumb, Mr. Vakili was part of the M&A/advisory teams at Stericycle Inc. and KPMG US LLP. Mr. Vakili earned his Bachelor of Arts at Indiana University.

Mr. Drexler, age 77, served, from March 2016 to March 2023, as Chairman of the Audit and Finance Committee at Bison Gear and Engineering, a global supplier of power transmission equipment. From October 2022 to December 2023, he served on the board of directors of Green Thumb and as chair of its audit committee. He also previously served a director of Jura Holdings Corp., a company formed to manage the remaining assets of Bison Gear and Engineering. Mr. Drexler served as Chief Executive Officer and Chairman of the Board at Quality Products, a manufacturer and distributor of products for aircraft ground support equipment for the military and hydraulic machine tool markets, from January 2002 to October 2014, and remained as its Chairman until March 2017. During his leadership at Quality Products, Mr. Drexler orchestrated strategic changes that pulled the company out of debt and resulted in significant positive cash flow and EBITDA. Mr. Drexler also served as Chairman, CEO, and President of Allied Products Corporation until 2002. During his leadership of Allied Products, Mr. Drexler was responsible for the overall strategy, planning, policy, direction, and focus of the company. Mr. Drexler graduated from Northwestern University with a Bachelor of Arts in Business.

Other than pursuant to the agreement pursuant to which the Securities Acquisition (as defined below) was consummated, to which the Company was not a party, there are no arrangements or understandings between Mr. Kovler, Mr. Vakili or Mr. Drexler and any other person pursuant to which they were appointed as directors of the Company, and there are no family relationships between Mr. Kovler, Mr. Vakili or Mr. Drexler and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, except for the issuance of the Note as described in Item 1.01 above, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Kovler, Mr. Vakili or Mr. Drexler was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Appointment of Chief Executive Officer

Effective as of the Effective Time, the Company appointed Benjamin Kovler as its Interim Chief Executive Officer. In this capacity, Mr. Kovler will also serve as principal executive, financial and accounting officer. He will also carry the titles of President, Secretary and Treasurer.

Severance Agreement

On November 5, 2024, in connection with Mr. Chang’s resignation as Chairman and Chief Executive Officer, the Company entered into a Severance Agreement with Mr. Chang (the “Severance Agreement”). Pursuant to the Severance Agreement, Mr. Chang will be entitled to severance payments with an aggregate amount of $1.0 million payable through February 1, 2027. Mr. Chang will also be entitled to COBRA reimbursement payments through February 1, 2027 or through the last date in which he is eligible for COBRA. The Severance Agreement includes a customary release of claims by Mr. Chang in favor of the Company.

The foregoing summary of the Severance Agreement does not purport to be complete, and is qualified in its entirety by reference to a copy of the Severance Agreement that is filed as Exhibit 10.1 hereto.

Item 7.01. Regulation FD Disclosure.

On November 5, 2024, the Company issued a press release announcing the issuance of the Note, the acquisition by the Investor of certain securities formerly held by entities affiliated with Mr. Chang and Ms. Chan (the “Securities Acquisition”), and the appointment of Messrs. Kovler, Vakili and Drexler as directors and of Mr. Kovler as interim Chief Executive Officer, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
4.1	Secured Amended, Restated and Consolidated Convertible Note
10.1	Severance Agreement, dated November 5, 2024, between Agrify Corporation and Raymond Chang
99.1	Press Release of Agrify Corporation dated November 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: November 5, 2024	By:	/s/ Benjamin Kovler
Benjamin Kovler
Chairman and Interim Chief Executive Officer

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